                                                                     Exhibit (j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 32 to the registration statement of Scudder Investors Funds, Inc. (formerly Deutsche Investors Funds, Inc.) on Form N-1A ("Registration Statement") of our report dated October 23, 2003 relating to the financial statements and financial highlights which appear in the August 31, 2003 Annual Report to Shareholders of the Japanese Equity Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Financial Statements" and "Independent Accountants" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP



PricewaterhouseCoopers LLP
Boston, Massachusetts
December 23, 2003